EXHIBIT 12

STATE STREET CORPORATION

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

		Three Months Ended March 31, 2009		Years Ended December 31,
(Dollars in millions)				2008		2007		2006		2005		2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$614		$2,842		$1,903		$1,771		$1,432		$1,192
Share of pre-tax income of unconsolidated entities		12		34		65		43		16		39
Fixed charges		128		983		1,248		1,384		948		481
Preferred stock dividends and related adjustments		31		22		—		—		—		—

Adjusted earnings	(A)	$785		$3,881		$3,216		$3,198		$2,396		$1,712

Interest on short-term borrowings		$49		$674		$959		$1,145		$753		$315
Interest on long-term debt, including amortization of debt issuance costs		47		187		189		140		100		68
Portion of long-term leases representative of the interest factor(1)		32		122		100		99		95		98
Preferred stock dividends and related adjustments		31		22		—		—		—		—

Fixed charges and preferred stock dividends	(B)	$159		$1,005		$1,248		$1,384		$948		$481

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	4.94	x	3.86	x	2.58	x	2.31	x	2.53	x	3.56	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$614		$2,842		$1,903		$1,771		$1,432		$1,192
Share of pre-tax income of unconsolidated entities		12		34		65		43		16		39
Fixed charges		193		2,309		3,546		3,275		2,080		993
Preferred stock dividends and related adjustments		31		22		—		—		—		—

Adjusted earnings	(C)	$850		$5,207		$5,514		$5,089		$3,528		$2,224

Interest on short-term borrowings and deposits		$114		$2,000		$3,257		$3,036		$1,885		$827
Interest on long-term debt, including amortization of debt issuance costs		47		187		189		140		100		68
Portion of long-term leases representative of the interest factor(1)		32		122		100		99		95		98
Preferred stock dividends and related adjustments		31		22		—		—		—		—

Fixed charges and preferred stock dividends	(D)	$224		$2,331		$3,546		$3,275		$2,080		$993

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	3.79	x	2.23	x	1.55	x	1.55	x	1.70	x	2.24	x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

STATE STREET CORPORATION

Ratios of Earnings to Fixed Charges

		Three Months Ended March 31, 2009		Years Ended December 31,
(Dollars in millions)				2008		2007		2006		2005		2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$614		$2,842		$1,903		$1,771		$1,432		$1,192
Share of pre-tax income of unconsolidated entities		12		34		65		43		16		39
Fixed charges		128		983		1,248		1,384		948		481

Adjusted earnings	(A)	$754		$3,859		$3,216		$3,198		$2,396		$1,712

Interest on short-term borrowings		$49		$674		$959		$1,145		$753		$315
Interest on long-term debt, including amortization of debt issuance costs		47		187		189		140		100		68
Portion of long-term leases representative of the interest factor(1)		32		122		100		99		95		98

Fixed charges	(B)	$128		$983		$1,248		$1,384		$948		$481

Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	5.89	x	3.93	x	2.58	x	2.31	x	2.53	x	3.56	x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$614		$2,842		$1,903		$1,771		$1,432		$1,192
Share of pre-tax income of unconsolidated entities		12		34		65		43		16		39
Fixed charges		193		2,309		3,546		3,275		2,080		993

Adjusted earnings	(C)	$819		$5,185		$5,514		$5,089		$3,528		$2,224

Interest on short-term borrowings and deposits		$114		$2,000		$3,257		$3,036		$1,885		$827
Interest on long-term debt, including amortization of debt issuance costs		47		187		189		140		100		68
Portion of long-term leases representative of the interest factor(1)		32		122		100		99		95		98

Fixed charges	(D)	$193		$2,309		$3,546		$3,275		$2,080		$993

Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	4.24	x	2.25	x	1.55	x	1.55	x	1.70	x	2.24	x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.